                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                          ___________________________

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

         Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                           ________________________

                                CITIBANK, N.A.
              (Exact name of trustee as specified in its charter)

                                                      13-5266470
                                                     (I.R.S. employer
                                                     identification no.)

399 Park Avenue, New York, New York                  10043
(Address of principal executive office)              (Zip Code)
                            _______________________

                                  AMGEN INC.
              (Exact name of obligor as specified in its charter)

Delaware                                             95-3540776
(State or other jurisdiction of                      (I.R.S. employer
incorporation or organization)                       identification no.)


1840 Dehavilland Drive
Thousand Oaks, California                            91320-1789
(Address of principal executive offices)             (Zip Code)

                           _________________________

                                Debt Securities
                      (Title of the indenture securities)

Item 1.  General Information.

           Furnish the following information as to the trustee:

       (a) Name and address of each examining or supervising authority to which it is subject.

           Name                                  Address
           ----                                  -------
           Comptroller of the Currency           Washington, D.C.

           Federal Reserve Bank of New York      New York, NY
           33 Liberty Street
           New York, NY

           Federal Deposit Insurance Corporation  Washington, D.C.

       (b) Whether it is authorized to exercise corporate trust powers.

           Yes.

Item 2.  Affiliations with Obligor.

           If the obligor is an affiliate of the trustee, describe each such affiliation.

                  None.

Item 16. List of Exhibits.

         List below all exhibits filed as a part of this Statement of Eligibility.

         Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

         Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

         Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

         Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

         Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

         Exhibit 5 - Not applicable.

        Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

        Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of June 30, 1997 - attached)

        Exhibit 8 -  Not applicable.

        Exhibit 9 -  Not applicable.

                               __________________


                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 14th day of November, 1997.



                                                 CITIBANK, N.A.

                                                 By  /s/Wafaa Orfy
                                                     -------------
                                                 Wafaa Orfy
                                                 Senior Trust Officer

                               Charter No. 1461
                          Comptroller of the Currency
                             Northeastern District
                              REPORT OF CONDITION
                                 CONSOLIDATING
                             DOMESTIC AND FOREIGN
                                SUBSIDIARIES OF

                                Citibank, N.A.
           of New York in the State of New York, at the close of business on June 30, 1997, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

                                                           Thousands
                                                           dollars
                                    ASSETS

           Cash and balances due from de-
            pository institutions:
            Noninterest-bearing balances
             and currency and coin...................  $   7,129,000
           Interest-bearing balances................      14,089,000
           Held-to-maturity securities..............               0
           Available-for-sale securities............      32,578,000
            Federal funds sold and
             securities purchased under
             agreements to resell...................      10,072,000
           Loans and lease financing receiv-
            ables:
            Loans and Leases, net of un-
            earned income...............$150,867,000
            LESS: Allowance for loan
            and lease losses...............4,253,000
                                           ---------
           Loans and leases, net of un-
            earned income, allowance,
            and reserve.............................     146,614,000
           Trading assets...........................      27,966,000
           Premises and fixed assets (includ-
            ing capitalized leases).................       3,576,000
           Other real estate owned..................         670,000
           Investments in unconsolidated
            subsidiaries and associated com-
            panies..................................       1,284,000
           Customers' liability to this bank
            on acceptances outstanding..............       2,146,000
           Intangible assets........................         180,000
           Other assets.............................       8,193,000
                                                      --------------
           TOTAL ASSETS.............................  $  254,497,000
                                                      ==============

                                  LIABILITIES
           Deposits:
            In domestic offices.....................  $   36,303,000
            Noninterest-
             bearing ....................$12,930,000
            Interest-
             bearing......................23,373,000
                                          ----------
           In foreign offices, Edge and
            Agreement subsidiaries, and
            IBFs....................................     142,390,000
            Noninterest-
             bearing......................11,307,000
            Interest-
             bearing.....................131,083,000
                                         -----------
           Federal funds purchased and
            securities sold under agree-
            ments to repurchase.....................       7,627,000
           Trading liabilities......................      22,259,000
           Other borrowed money (includes
            mortgage indebtedness and
            obligations under capitalized
            leases):
             With a remaining maturity of one
             year or less...........................       8,826,000
             With a remaining maturity of more
             than one year through three years......       2,250,000
             With a remaining maturity of more
             than three years.......................       1,656,000
           Bank's liability on acceptances ex-
            ecuted and outstanding..................       2,183,000
           Subordinated notes and
            debentures..............................       5,200,000
           Other liabilities........................       8,663,000
                                                      --------------
           TOTAL LIABILITIES........................  $  237,357,000
                                                      ==============

                                EQUITY CAPITAL

             Perpetual preferred stock
              and related surplus...................               0
             Common stock...........................  $      751,000
             Surplus................................       7,340,000
             Undivided profits and capital re-
              serves................................       8,949,000
             Net unrealized holding gains (losses)
               on available-for-sale securities.....         743,000
             Cumulative foreign currency
              translation adjustments...............       (643,000)
                                                      --------------
             TOTAL EQUITY CAPITAL...................  $   17,140,000
                                                      --------------
             TOTAL LIABILITIES, LIMITED-
              LIFE PREFERRED STOCK, AND
              EQUITY CAPITAL........................  $  254,497,000
                                                      ==============

             I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
                                           ROGER W. TRUPIN
                                                CONTROLLER

             We, the undersigned directors, attest to the correctness of this Report of Condition.
             We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
                                          PAUL J. COLLINS
                                             JOHN S. REED
                                        WILLIAM R. RHODES
                                                DIRECTORS